UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2024

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 16, the Board of Directors of Civista Bancshares, Inc., Sandusky, Ohio approved the initiation of a stock repurchase program of a maximum aggregate value of thirteen million, five hundred thousand ($13,500,000) at such prices that management shall determine to be advantageous to Civista. The stock repurchase program will become effective on May 2, 2024 upon the lifting of our quarterly blackout period. A copy of the news release is included as exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Civista Bancshares, Inc., is a $3.9 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 43 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Leasing & Finance, a division of Civista Bank, offers commercial equipment leasing services for businesses nationwide. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit 99.1 Press release announcing Share Repurchase Program dated April 18, 2024

Exhibit 104 Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: April 18, 2024	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller